FREE WRITING PROSPECTUS

Filed by Pilgrim's Pride Corporation
Pursuant to Rule 433 under the Securities Act of 1933
Registration Statement on Form S-3: No. 333-178614

The following were communications between Pilgrim's Pride Corporation (the “Company”) and its participants in the Company's Retirement Savings Plan and the To-Ricos Employee Savings and Retirement Plan. These excerpts are being filed because they contain statements relating to a rights offering being conducted by the Company.

1. Participants under the Company's Retirement Savings Plan.

BACKGROUND INFORMATION

What the Rights Offering Is All About. As you may have heard by now, Pilgrim's Pride Corporation is making what is known as a "Rights Offering" to its current stockholders. Basically, a rights offering gives stockholders the right to buy additional shares at a fixed price. Our Rights Offering allows anyone holding Pilgrim's Common Stock on the January 17, 2012, the record date for the Rights Offering, to purchase additional shares of common stock at $4.50 per share, which we hope will be a discount below our stock's market price on the expiration date of the Rights Offering. The expiration date of the Rights Offering will be February 17, 2012, unless the subscription period is extended.

The Rights Offering Applies to Our 401(k) Plan. Our Rights Offering applies to the shares you hold in your account in our 401(k) Plan. Your rights under the Rights Offering with respect to the Pilgrim's stock you hold in the 401(k) Plan are separate and apart from the rights you have, if any, with respect to any Pilgrim's stock you hold outside of the 401(k) Plan. Which leads us to the-

Purpose of this Notice. This Notice will explain -

What the Rights Offering means to you as a participant in our 401(k) Plan

How you can exercise your 401(k) Plan rights under the Rights Offering if you choose to do so

The earlier election deadline and the other special procedures that apply if you want to exercise your rights under the 401(k) Plan.

Where to Find the Full Details. This Notice is only a summary of the Rights Offering. It has been prepared for your convenience to give you a quick overview. The full details are set out in the Prospectus for the Rights Offering that has been provided to you along with this Notice. If you need another copy of the Prospectus, please call Georgeson, Inc., the Information Agent for the Rights Offering, at (800) 314-4549 to obtain a copy.

FREQUENTLY ASKED QUESTIONS & ANSWERS

Here are some questions and answers to help walk you through the Rights Offering and the procedures you will need to follow if you want to exercise your rights regarding the Pilgrim's stock you have in your 401(k) account. But again, please refer to the Prospectus for the Rights Offering for the full details.

Q&A-1 -- What Rights Does the Rights Offering Give Me?

The Rights Offering gives you the ability to purchase Pilgrim's stock at $4.50 per share, which we hope will be a discount price. In the Rights Offering, you have been given one "Subscription Right" for each share of Pilgrim's stock that you have in your 401(k) account. To see how many Subscription Rights you received in the Rights Offering, please look at the top of the accompanying "Election Form."

Your Subscription Rights give you two separate privileges-your Basic Subscription Privilege and your Over-Subscription Privilege.

Q&A-2 -- What Is My Basic Subscription Privilege?

Your Basic Subscription Privilege gives you the option to purchase 0.2072 shares of Pilgrim's stock at a subscription price equal to $4.50 per share. The total number of Subscription Rights is equal to the number of shares you held in your 401(k) account on January 17, 2012. The number of shares of Pilgrim's stock your Subscription Rights you may purchase under your Basic Subscription Privilege is determined by multiplying the number of your Subscription Rights by 0.2072, rounded up to the next largest whole number. (The multiplier was determined by dividing the 44,444,444 million shares being offered in the Rights Offering by the total number of shares owned by all stockholders on January 17, 2012.)

Your participation in the Rights Offering is strictly voluntary. You do not have to purchase any shares at all. If you do not want to exercise your Subscription Rights, you do not have to do anything. There is no paperwork you have to fill out to "opt out" of the Rights Offering.

You can also purchase less than the full amount of shares that you are entitled to. If you choose to exercise your Basic Subscription Privilege, you may only purchase a whole number of shares. Any fractional shares are rounded up to the next whole share.

Example: Let us say you owned 100 shares of Pilgrim's stock on the January 17, 2012 record date. In that case, you would receive 100 Subscription Rights. Each Subscription Right will entitle you to purchase 0.2072 shares of Pilgrim's stock, which will be rounded up to the nearest whole share. Therefore, for 100 Subscription Rights, your Basic Subscription Privilege gives you the option of purchasing up to 21 shares of Pilgrim's stock at a total subscription price of $94.50 (21 shares multiplied by $4.50 per share). However, you cannot elect to purchase, say, three and a half shares. And, of course, you are free not to purchase any shares at all.

Q&A-3 -- What Is My Over-Subscription Privilege?

If you elect to exercise your Basic Subscription Privilege in full, you also get an Over-Subscription Privilege. This privilege gives you the opportunity to purchase any number of additional shares at the $4.50 per share Rights Offering price (subject to Pilgrim's right to reject in whole or in part any over-subscription request).

Basically, your Over-Subscription Privilege gives you the opportunity to share in the "leftovers." That is, if everyone does not exercise their Basic Subscription Privilege in full, there will be a number of shares left over that can be bought at the $4.50 per share Rights Offering price. These "leftover" shares will be divided up pro rata among everyone who chose to exercise their Over-Subscription Privileges. This pro rata split will be based on the number of shares the over-subscribing stockholders subscribed to under their Basic Subscription Privileges.

Example: Let us take a very simple example to show you how this will work. Let us say that after everyone has exercised their Basic Subscription Privileges there are 100 shares "left over." And let us say only two people have opted to exercise their Over-Subscription Privilege-you have elected to buy an additional 50 shares and someone else has elected to buy an additional 200 shares. Since there are not enough "leftover" shares to fill both your orders, you will each receive your pro rata share based on the number of shares you both subscribed to under your Basic Subscription Privilege. Let us say that you subscribed to purchase 10 shares under your Basic Subscription Privilege and the other person subscribed to purchase 40 shares under their Basic Subscription Privilege -- a combined 50 shares. This means that your pro rata share of the over-subscription is 10/50, or 20%, while the other person's is 40/50, or 80%. So, you will wind up purchasing 20 additional shares (20% × 100 shares), and the other person will purchase an additional 80 shares (80% × 100 shares).

Q&A-4 -- How Do I Exercise My Subscription Rights?

To exercise your Subscription Rights regarding the Pilgrim's stock you have in your 401(k) account, you need to do two things:

First, fill out the accompanying Election Form and return it to Computershare Trust Company (see Q&A-6) before the 401(k) Rights Offering deadline (see Q&A-7).

Second, make sure there is enough money in the Guaranteed Income Fund in your 401(k) account to pay for the number of shares you want to purchase, including those you want to acquire if you are exercising your Over-Subscription Privilege. For example, if you have Subscription Rights entitling you to purchase 21 shares and want to exercise them all, plus purchase an additional 10 shares under your Over-Subscription Privilege, you will need to have $139.50 in the Guaranteed Income Fund (31 shares × $4.50 per share = $139.50). If you need to move money into the Guaranteed Income Fund, make sure you make that move before the fund transfer deadline (see Q&A-9). To check the balance of your Guaranteed Income Fund, go to www.prudential.com/online/retirement. If you are new to the website, you will need to register. Click on "Register Now" under "First time logging in?" where you will then need to enter your Social Security Number, date of birth and zip code. Follow the remaining online steps to gain access to your account. If you need assistance, you may call Prudential at (877) 778-2100 between 8:00 am and 9:00 p.m., New York City time, Monday through Friday to speak to a Customer Service Representative. Once you are registered online, click on “View Details” to access your account and view your balance in the Guaranteed Income Fund, click on "Transfers" on the left side of the screen and select "Go" under "Transfer Existing Investments." If you need assistance on how to use these features, please contact Prudential at (877) 778-2100.

Q&A-5 -- May I Exercise My Subscription Rights If I Am Less Than Fully Vested Under the 401(k) Plan?

Yes, even though you are not fully vested in your 401(k) benefits, you may exercise any or all of your Subscription Rights.

Q&A-6 -- Where Do I Send My Completed Election Form?

You must return your Election Form to one of the following addresses:

By First Class Mail: Computershare Trust Company, N.A. Attn: Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	By Overnight Courier: Computershare Trust Company, N.A. Attn: Voluntary Corporate Actions 250 Royall Street, Suite V Canton, MA 02021

You can use the self-addressed enveloped that was provided along with this Notice.

Q&A-7 -- What is the 401(k) Rights Offering Deadline for Getting My Election Form In?

Your election form must be actually received, not just postmarked, no later than 5:00 p.m., New York City time, on Monday, February 13, 2012, unless the subscription period is extended. If you miss this deadline, you cannot participate in the Rights Offering with respect to the stock you hold in your 401(k) account!

Q&A-8 -- Isn't that Deadline Earlier than the Regular Deadline Under the Rights Offering?

Yes. The deadline for exercising your Subscription Rights regarding the Pilgrim's stock you have in your 401(k) account is earlier than the deadline you have to meet if you are exercising your Subscription Rights regarding any Pilgrim's stock you own outside the 401(k) Plan.

The reason for this is that, to meet legal requirements, the Pilgrim's stock in the 401(k) Plan is held in a trust account. This means you don't exercise your rights directly. Instead, Prudential Bank & Trust, FSB, our 401(k) Plan's trustee, exercises your rights on your behalf. This requires the trustee to coordinate with the other parties responsible for plan asset custody and recordkeeping. As a result, additional processing time is needed.

Q&A-9 -- What is the Deadline for Moving Funds into the Money Market Fund?

The money that will be used to purchase the shares you want to acquire under the Rights Offering will be taken out of the Guaranteed Income Fund in your 401(k) account. So you need to make sure that you have enough money in that fund to cover the full purchase price for the number of whole shares you want to acquire, including any you want to purchase under your Over-Subscription Privilege. If you do not have enough money in the Guaranteed Income Fund to cover your entire purchase price, you will need to transfer money from the other funds in which your 401(k) account is invested into the Guaranteed Income Fund.

If you need to transfer funds into the Guaranteed Income Fund, you can do this by using our 401(k) Plan's regular online or toll-free automated telephone access systems. If you need any assistance on how to use these features, please Prudential at (877) 778-2100. Either way, unless the subscription period is extended, you will need to give your investment instructions no later than the following deadline:

5:00 p.m., New York City time, Monday,

February 13, 2012

Q&A-10 -- Will There Be a "Freeze" On My Account During the Rights Offering?

No. You are free to move between investment funds at anytime during the Rights Offering; provided, however, that we expect there to be a delay between the expiration date of the Rights Offering, and the date the shares purchased in the subscription are credited to your account. We estimate all this will take 5 to 10 business days after the Rights Offering expires. When the shares of Pilgrim's Stock are delivered to your 401(k) account, we will post it on the 401(k) Plan's website at www.prudential.com/online/retirement. If you need assistance accessing your account, please contact Prudential at (877) 778-2100.

During the time the between the expiration date and the settlement date - expected to be 5 to 10 business days later - you will not be able to move any new Pilgrim's shares out of the Pilgrim's Stock Funds, or take loans or other distributions with respect to those new shares from that fund. Please note that all Pilgrim's stockholders will be subject to a similar 5 to 10 business day delay between the expiration date and the settlement date.

Q&A-11 -- What Happens if There Is Not Enough Money in My Guaranteed Income Fund to Cover the Entire Purchase Price for the Stock I Want to Acquire?

In that case, only a partial purchase order will be put through for you (instead of just rejecting your entire order). That is, the trustee will put through the purchase for only the number of whole shares that can be acquired with the funds that are available.

Q&A-12 -- Can I Use Money I Have Outside the 401(k) Plan to Pay for the Shares I Am Acquiring Through the 401(k) Plan?

No. The shares that you are acquiring through the 401(k) Plan can only be paid for with funds that are in your 401(k) account -- you may not lend money to your 401(k) account for purposes of the Rights Offering.

Q&A-13 -- Can I Have the Shares I Am Acquiring Through the 401(k) Plan Delivered to Me Personally Instead of Being Credited to My 401(k) Account?

No. The shares you are acquiring through the 401(k) Plan can only be credited to your 401(k) account.

Q&A-14 -- What Happens if the Stock Price Goes Down After I Make My Election?

On the business day before the Rights Offering expires, Prudential Bank & Trust, FSB, the trustee for our 401(k) Plan, will look at the trading price of Pilgrim's stock on that day. If our stock last traded above $4.50 per share, the trustee will go ahead and place the order to purchase shares for the 401(k) Plan under the Rights Offering. But if the trading price is $4.50 per share or below, the trustee will not place the order for anyone in the 401(k) Plan.

You can log on to the 401(k) Plan's website at www.prudential.com/online/retirement to see if the trustee decided to place the order or not. If you need assistance accessing your account, please contact Prudential at (877) 778-2100.

If the trustee makes the decision not to place the order to acquire stock for the 401(k) Plan under the Rights Offering, the money that was taken out of your 401(k) Guaranteed Income Fund to cover your subscription in the Rights Offering will be refunded back to the Guaranteed Income Fund in your 401(k) account. Those funds will remain in the Guaranteed Income Fund until you elect to move them elsewhere.

Q&A-15 -- Can I Change My Mind After I Send My Election Form In?

No! Once your election form is sent in, you cannot revoke your election. The stock purchase you have requested will be put through, unless the trustee decides not to place any orders at all for the 401(k) Plan because the market value of Pilgrim's stock has fallen below the Rights Offering price.

Q&A-16 -- If the Order Is Placed, How Soon Will It Be Before I See the Stock Credited to My 401(k) Account?

As you can probably imagine, it will take some time to complete all the paperwork after the Rights Offering ends and then acquire the shares and then allocate them to the proper accounts in the 401(k) Plan. Given the trust accounting and other plan recordkeeping that is required for a 401(k) plan, we expect it will take at least 5 to 10 business days after the Rights Offering ends before the Pilgrim's stock you acquired is credited to your 401(k) account. We expect all stockholders of Pilgrim's to be subject to a similar delay.

Q&A-17 -- What Happens If I Exercise My Over-Subscription Privilege But Do Not Wind Up with All the Shares I Had Wanted?

In that case, you will have money left over in your Guaranteed Income Fund in your 401(k) account. That money will stay in the Guaranteed Income Fund until you elect to move it into one or more of the other funds available in the 401(k) Plan. That is, the trustee will not automatically rebalance your account. Again, there will be a period of time after the Rights Offering expires before you will be able to move funds out of the Guaranteed Income Fund. We currently estimate that this time period could last between 7 to 12 business days after the Rights Offering expires.

Q&A-18 -- I Don't Want to Exercise My Rights. Can I Sell Them or Transfer Them to Someone Else?

No. Your rights under the Rights Offering are yours and yours alone. You cannot sell them, gift them or otherwise transfer them to anyone else.

Q&A-19 -- What Happens If I Don't Exercise My Rights?

If you choose not to exercise your rights under the Rights Offering, they will simply expire. If you do not exercise your Basic Subscription Privilege and the Rights Offering is completed, the number of shares of Pilgrim's stock in your 401(k) account will not change. But, due to the fact that shares will be purchased by other stockholders in the Rights Offering, your percentage ownership of the total outstanding Pilgrim's stock will decrease. Please be assured that whether you exercise your Subscription Rights or not, there will be no repercussions whatsoever on your employment status with us.

Q&A-20 -- Should I Elect to Exercise My Rights?

That is a question you'll have to answer for yourself, preferably with the help of your financial advisor. Neither Pilgrim's Pride Corporation nor Prudential Bank & Trust, FSB can give you any advice, one way or the other, as to whether you should exercise your rights under the Rights Offering. You need to make up your own mind as to how investing in the stock of one company - Pilgrim's - fits into your overall investment portfolio. And please keep in mind that investing in any stock, including Pilgrim's, carries risks with it. So you should carefully consider the risk factors discussed in the Prospectus for the Rights Offering before you make your decision.

Q&A-21 -- Are There Any Legal Approvals Required for the Rights Offering?

Yes. Although you are receiving rights under the Rights Offering for the Pilgrim's stock you hold in the 401(k) Plan, the 401(k) Plan may not be permitted to acquire, hold or dispose of rights under a rights offering without an exemption form the United States Department of Labor. We will submit a request to the Department of Labor that an exemption be granted on a retroactive basis so that you may receive your rights with respect to the Pilgrim's stock you hold in the 401(k) Plan. However, if the Department of Labor denies our exemption request, your rights under the Rights Offering with respect to the Pilgrim's stock you hold in the 401(k) Plan will be revoked, and you will be unable to participate in the Rights Offering.

Q&A-22 -- What If I Have More Questions?

If you have any questions about the Rights Offering, please call the Information Agent for the Rights Offering, Georgeson, Inc., at (800) 314-4549.

If you have any questions about your 401(k) account, please call Judith Sitton, Pilgrim's Pride Corporation, at (970) 506-7716.

2. Participants in the Company's To-Ricos Employee Savings and Retirement Plan.

BACKGROUND INFORMATION

What the Rights Offering Is All About. As you may have heard by now, Pilgrim's Pride Corporation is making what is known as a "Rights Offering" to its current stockholders. Basically, a rights offering gives stockholders the right to buy additional shares at a fixed price. Our Rights Offering allows anyone holding Pilgrim's Common Stock on the January 17, 2012, the record date for the Rights Offering, to purchase additional shares of common stock at $4.50 per share, which we hope will be a discount below our stock's market price on the expiration date of the Rights Offering. The expiration date of the Rights Offering will be February 17, 2012, unless the subscription period is extended.

The Rights Offering Applies to Our 401(k) Plan. Our Rights Offering applies to the shares you hold in your account in our 401(k) Plan. Your rights under the Rights Offering with respect to the Pilgrim's stock you hold in the 401(k) Plan are separate and apart from the rights you have, if any, with respect to any Pilgrim's stock you hold outside of the 401(k) Plan. Which leads us to the-

Purpose of this Notice. This Notice will explain -

What the Rights Offering means to you as a participant in our 401(k) Plan

How you can exercise your 401(k) Plan rights under the Rights Offering if you choose to do so

The earlier election deadline and the other special procedures that apply if you want to exercise your rights under the 401(k) Plan.

Where to Find the Full Details. This Notice is only a summary of the Rights Offering. It has been prepared for your convenience to give you a quick overview. The full details are set out in the Prospectus for the Rights Offering that has been provided to you along with this Notice. If you need another copy of the Prospectus, please call Georgeson, Inc., the Information Agent for the Rights Offering, at (800) 314-4549 to obtain a copy. Si usted necesita ayuda con asuntos relativos a la Oferta de Derechos o esta Notificación de Elección en español, por favor póngase en contacto con Georgeson, Inc., el Agente de Información para la Oferta de Derechos, en el numero telefónico (800) 314-4549.

FREQUENTLY ASKED QUESTIONS & ANSWERS

Here are some questions and answers to help walk you through the Rights Offering and the procedures you will need to follow if you want to exercise your rights regarding the Pilgrim's stock you have in your 401(k) account. But again, please refer to the Prospectus for the Rights Offering for the full details.

Q&A-1 -- What Rights Does the Rights Offering Give Me?

The Rights Offering gives you the ability to purchase Pilgrim's stock at $4.50 per share, which we hope will be a discount price. In the Rights Offering, you have been given one "Subscription Right" for each share of Pilgrim's stock that you have in your 401(k) account. To see how many Subscription Rights you received in the Rights Offering, please look at the top of the accompanying "Election Form."

Your Subscription Rights give you two separate privileges-your Basic Subscription Privilege and your Over-Subscription Privilege.

Q&A-2 -- What Is My Basic Subscription Privilege?

Your Basic Subscription Privilege gives you the option to purchase 0.2072 shares of Pilgrim's stock at a subscription price equal to $4.50 per share. The total number of Subscription Rights is equal to the number of shares you held in your 401(k) account on January 17, 2012. The number of shares of Pilgrim's stock you may purchase under your Basic Subscription Privilege is determined by multiplying the number of your Subscription Rights by 0.2072, rounded up to the next largest whole number. (The multiplier was determined by dividing the 44,444,444 million shares being offered in the Rights Offering by the total number of shares owned by all stockholders on January 17, 2012.)

Your participation in the Rights Offering is strictly voluntary. You do not have to purchase any shares at all. If you do not want to exercise your Subscription Rights, you do not have to do anything. There is no paperwork you have to fill out to "opt out" of the Rights Offering.

You can also purchase less than the full amount of shares that you are entitled to. If you choose to exercise your Basic Subscription Privilege, you may only purchase a whole number of shares. Any fractional shares are rounded up to the next whole share.

Example: Let us say you owned 100 shares of Pilgrim's stock on the January 17, 2012 record date. In that case, you would receive 100 Subscription Rights. Each Subscription Right will entitle you to purchase 0.2072 shares of Pilgrim's stock, which will be rounded up to the nearest whole share. Therefore, for 100 Subscription Rights, your Basic Subscription Privilege gives you the option of purchasing up to 21 shares of Pilgrim's stock at a total subscription price of $94.50 (21 shares multiplied by $4.50 per share). However, you cannot elect to purchase, say, three and a half shares. And, of course, you are free not to purchase any shares at all.

Q&A-3 -- What Is My Over-Subscription Privilege?

If you elect to exercise your Basic Subscription Privilege in full, you also get an Over-Subscription Privilege. This privilege gives you the opportunity to purchase any number of additional shares at the $4.50 per share Rights Offering price (subject to Pilgrim's right to reject in whole or in part any over-subscription request).

Basically, your Over-Subscription Privilege gives you the opportunity to share in the "leftovers." That is, if everyone does not exercise their Basic Subscription Privilege in full, there will be a number of shares left over that can be bought at the $4.50 per share Rights Offering price. These "leftover" shares will be divided up pro rata among everyone who chose to exercise their Over-Subscription Privileges. This pro rata split will be based on the number of shares the over-subscribing stockholders subscribed to under their Basic Subscription Privileges.

Example: Let us take a very simple example to show you how this will work. Let us say that after everyone has exercised their Basic Subscription Privileges there are 100 shares "left over." And let us say only two people have opted to exercise their Over-Subscription Privilege-you have elected to buy an additional 50 shares and someone else has elected to buy an additional 200 shares. Since there are not enough "leftover" shares to fill both your orders, you will each receive your pro rata share based on the number of shares you both subscribed to under your Basic Subscription Privilege. Let us say that you subscribed to purchase 10 shares under your Basic Subscription Privilege and the other person subscribed to purchase 40 shares under their Basic Subscription Privilege -- a combined 50 shares. This means that your pro rata share of the over-subscription is 10/50, or 20%, while the other person's is 40/50, or 80%. So, you will wind up purchasing 20 additional shares (20% × 100 shares), and the other person will purchase an additional 80 shares (80% × 100 shares).

Q&A-4 -- How Do I Exercise My Subscription Rights?

To exercise your Subscription Rights regarding the Pilgrim's stock you have in your 401(k) account, you need to do two things:

First, fill out the accompanying Election Form and return it to Computershare Trust Company (see Q&A-6) before the 401(k) Rights Offering deadline (see Q&A-7).

Second, make sure there is enough money in the Subscription Rights Fund in your 401(k) account to pay for the number of shares you want to purchase, including those you want to acquire if you are exercising your Over-Subscription Privilege. For example, if you have Subscription Rights entitling you to purchase 21 shares and want to exercise them all, plus purchase an additional 10 shares under your Over-Subscription Privilege, you will need to have $139.50 in the Subscription Rights Fund (31 shares × $4.50 per share = $139.50). If you need to move money into the Subscription Rights Fund, make sure you make that move before the fund transfer deadline (see Q&A-9). To check the balance of your Subscription Rights Fund, go to www.popular.com/401k and login into the system. If you have not received your PIN Letter, please contact (787) 724-3657 option 2 (twice) to talk to a Retirement Plans Customer Service Representative and request a copy of your PIN Letter between 8:30 a.m. to 5:30 p.m. AST Monday through Friday. To check your balance in the Subscription Rights Fund, click on "Investments." To move money into the Subscription Rights Fund, click on "Transactions" in the upper left menu and then in the left side menu, click on "Transfer Funds" If you need assistance on how to use these features, please contact Banco Popular at (787) 724-3657 option 2 (twice) (see Q&A-22).

Q&A-5 -- May I Exercise My Subscription Rights If I Am Less Than Fully Vested Under the 401(k) Plan?

Yes, even though you are not fully vested in your 401(k) benefits, you may exercise any or all of your Subscription Rights.

Q&A-6 -- Where Do I Send My Completed Election Form?

You must return your Election Form to one of the following addresses:

By First Class Mail: Computershare Trust Company, N.A. Attn: Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	By Overnight Courier: Computershare Trust Company, N.A. Attn: Voluntary Corporate Actions 250 Royall Street, Suite V Canton, MA 02021

You can use the self-addressed enveloped that was provided along with this Notice.

Q&A-7 -- What is the 401(k) Rights Offering Deadline for Getting My Election Form In?

Your election form must be actually received, not just postmarked, no later than 5:00 p.m., New York City time, on Monday, February 13, 2012, unless the subscription period is extended. If you miss this deadline, you cannot participate in the Rights Offering with respect to the stock you hold in your 401(k) account!

Q&A-8 -- Isn't that Deadline Earlier than the Regular Deadline Under the Rights Offering?

Yes. The deadline for exercising your Subscription Rights regarding the Pilgrim's stock you have in your 401(k) account is earlier than the deadline you have to meet if you are exercising your Subscription Rights regarding any Pilgrim's stock you own outside the 401(k) Plan.

The reason for this is that, to meet legal requirements, the Pilgrim's stock in the 401(k) Plan is held in a trust account. This means you don't exercise your rights directly. Instead, Banco Popular, our 401(k) Plan's trustee, exercises your rights on your behalf. This requires the trustee to coordinate with the other parties responsible for plan asset custody and recordkeeping. As a result, additional processing time is needed.

Q&A-9 -- What is the Deadline for Moving Funds into the Subscription Rights Fund?

The money that will be used to purchase the shares you want to acquire under the Rights Offering will be taken out of the Subscription Rights Fund in your 401(k) account. So you need to make sure that you have enough money in that fund to cover the full purchase price for the number of whole shares you want to acquire, including any you want to purchase under your Over-Subscription Privilege. If you do not have enough money in the Subscription Rights Fund to cover your entire purchase price, you will need to transfer money from the other funds in which your 401(k) account is invested into the Subscription Rights Fund.

If you need to transfer funds into the Subscription Rights Fund, you can do this by using our 401(k) Plan's regular online or toll-free automated telephone access systems. If you need any assistance on how to use these features, please contact Banco Popular at (787) 724-3657 option 2 (twice) (see Q&A-22). Either way, unless the subscription period is extended, you will need to give your investment instructions no later than the following deadline:

2:00 p.m., New York City time, Monday,
February 13, 2012

Q&A-10 -- Will There Be a "Freeze" On My Account During the Rights Offering?

No. You are free to move between investment funds at anytime during the Rights Offering; provided, however, that we expect there to be a delay between the expiration date of the Rights Offering, and the date the shares purchased in the subscription are credited to your account. We estimate all this will take 5 to 10 business days after the Rights Offering expires. When the shares of Pilgrim's Stock are delivered to your 401(k) account, we will post it on the 401(k) Plan's website www.popular.com/401k.

During the time the between the expiration date and the settlement date - expected to be 5 to 10 business days later - you will not be able to move any new Pilgrim's shares out of the Pilgrim's Stock Funds, or take loans or other distributions with respect to those new shares from that fund. Please note that all Pilgrim's stockholders will be subject to a similar 5 to 10 business day delay between the expiration date and the settlement date.

Q&A-11 -- What Happens if There Is Not Enough Money in My Subscription Rights Fund to Cover the Entire Purchase Price for the Stock I Want to Acquire?

In that case, only a partial purchase order will be put through for you (instead of just rejecting your entire order). That is, the trustee will put through the purchase for only the number of whole shares that can be acquired with the funds that are available. If, after the shares are purchased, money remains in this Fund, you have 30-days to make an active election on how to reallocate this money. After 30 days, if you have not taken action to reallocate the balance, the trustee will move any remaining funds out of the Subscription Rights Fund and reallocate those funds to the Federated Prime Obligation Fund.

Q&A-12 -- Can I Use Money I Have Outside the 401(k) Plan to Pay for the Shares I Am Acquiring Through the 401(k) Plan?

No. The shares that you are acquiring through the 401(k) Plan can only be paid for with funds that are in your 401(k) account -- you may not lend money to your 401(k) account for purposes of the Rights Offering.

Q&A-13 -- Can I Have the Shares I Am Acquiring Through the 401(k) Plan Delivered to Me Personally Instead of Being Credited to My 401(k) Account?

No. The shares you are acquiring through the 401(k) Plan can only be credited to your 401(k) account.

Q&A-14 -- What Happens if the Stock Price Goes Down After I Make My Election?

On the business day before the Rights Offering expires, Banco Popular, the trustee for our 401(k) Plan, will look at the trading price of Pilgrim's stock on that day. If our stock last traded above $4.50 per share, the trustee will go ahead and place the order to purchase shares for the 401(k) Plan under the Rights Offering. But if the trading price is $4.50 per share or below, the trustee will not place the order for anyone in the 401(k) Plan.

If the trustee makes the decision not to place the order to acquire stock for the 401(k) Plan under the Rights Offering, the money that was taken out of your 401(k) Subscription Rights Fund to cover your subscription in the Rights Offering will be refunded back to the Subscription Rights Fund in your 401(k) account. Those funds will remain in the Subscription Rights Fund until you elect to move them elsewhere. After 30 days, if you have not taken action to reallocate these funds, the trustee will move any remaining funds out of the Subscription Rights Fund and reallocate those funds to the Federated Prime Obligation Fund.

Q&A-15 -- Can I Change My Mind After I Send My Election Form In?

No! Once your election form is sent in, you cannot revoke your election. The stock purchase you have requested will be put through, unless the trustee decides not to place any orders at all for the 401(k) Plan because the market value of Pilgrim's stock has fallen below the Rights Offering price.

Q&A-16 -- If the Order Is Placed, How Soon Will It Be Before I See the Stock Credited to My 401(k) Account?

As you can probably imagine, it will take some time to complete all the paperwork after the Rights Offering ends and then acquire the shares and then allocate them to the proper accounts in the 401(k) Plan. Given the trust accounting and other plan recordkeeping that is required for a 401(k) plan, we expect it will take at least 5 to 10 business days after the Rights Offering ends before the Pilgrim's stock you acquired is credited to your 401(k) account. We expect all stockholders of Pilgrim's to be subject to a similar delay.

Q&A-17 -- What Happens If I Exercise My Over-Subscription Privilege But Do Not Wind Up with All the Shares I Had Wanted?

In that case, you will have money left over in your Subscription Rights Fund in your 401(k) account. That money will stay in the Subscription Rights Fund until you elect to move it into one or more of the other funds available in the 401(k) Plan. After 30 days, if you have not taken action to reallocate these funds, the trustee will move any remaining funds out of the Subscription Rights Fund and reallocate those funds to the Federated Prime Obligation Fund. There will be a period of time after the Rights Offering expires before you will be able to move funds out of the Subscription Rights Fund. We currently estimate that this time period could last between 7 to 12 business days after the Rights Offering expires.

Q&A-18 -- I Don't Want to Exercise My Rights. Can I Sell Them or Transfer Them to Someone Else?

No. Your rights under the Rights Offering are yours and yours alone. You cannot sell them, gift them or otherwise transfer them to anyone else.

Q&A-19 -- What Happens If I Don't Exercise My Rights?

If you choose not to exercise your rights under the Rights Offering, they will simply expire. If you do not exercise your Basic Subscription Privilege and the Rights Offering is completed, the number of shares of Pilgrim's stock in your 401(k) account will not change. But, due to the fact that shares will be purchased by other stockholders in the Rights Offering, your percentage ownership of the total outstanding Pilgrim's stock will decrease. Please be assured that whether you exercise your Subscription Rights or not, there will be no repercussions whatsoever on your employment status with us.

Q&A-20 -- Should I Elect to Exercise My Rights?

That is a question you'll have to answer for yourself, preferably with the help of your financial advisor. Neither Pilgrim's Pride Corporation nor Banco Popular can give you any advice, one way or the other, as to whether you should exercise your rights under the Rights Offering. You need to make up your own mind as to how investing in the stock of one company - Pilgrim's - fits into your overall investment portfolio. And please keep in mind that investing in any stock, including Pilgrim's, carries risks with it. So you should carefully consider the risk factors discussed in the Prospectus for the Rights Offering before you make your decision.

Q&A-21 -- Are There Any Legal Approvals Required for the Rights Offering?

Yes. Although you are receiving rights under the Rights Offering for the Pilgrim's stock you hold in the 401(k) Plan, the 401(k) Plan may not be permitted to acquire, hold or dispose of rights under a rights offering without an exemption form the United States Department of Labor. We will submit a request to the Department of Labor that an exemption be granted on a retroactive basis so that you may receive your rights with respect to the Pilgrim's stock you hold in the 401(k) Plan. However, if the Department of Labor denies our exemption request, your rights under the Rights Offering with respect to the Pilgrim's stock you hold in the 401(k) Plan will be revoked, and you will be unable to participate in the Rights Offering.

Q&A-22 -- What If I Have More Questions?

If you have any questions about the Rights Offering, please call the Information Agent for the Rights Offering, Georgeson, Inc., at (800) 314-4549. Si usted necesita ayuda con asuntos relativos a la Oferta de Derechos o esta Notificación de Elección en español, por favor póngase en contacto con Georgeson, Inc., el Agente de Información para la Oferta de Derechos, en el numero telefónico (800) 314-4549.

If you have any questions about your 401(k) account, please call Banco Popular at (787) 724-3657 option 2 (twice) or if you are located outside of the Metro Area, you may call the toll free number (888) 724-3657 option 2 (twice) to speak to a Retirement Plans Customer Service Representative between 8:30 a.m. to 5:30 p.m. AST Monday to Friday.

Pilgrim's Pride Corporation has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the company has filed with the SEC for more complete information about the company and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, Pilgrim's Pride Corporation or the information agent will arrange to send you the prospectus if you request it by calling toll-free at 1-800- 314-4549.